EXHIBIT 99

Patterson Dental Company Names James W. Wiltz President and Chief Operating Officer

Scott R. Kabbes Appointed President of Patterson Dental Supply Unit

St. Paul, MN—April 14, 2003—Patterson Dental Company (Nasdaq NMS: PDCO) today announced that James W. Wiltz has been named the Company’s president and chief operating officer. Wiltz, 57, who has been president of the Patterson Dental Supply unit since 1996, assumes the position of president from Peter L. Frechette, who continues as Patterson’s chairman and chief executive officer. The post of chief operating officer is a newly created executive position.

Scott R. Kabbes, 42, was named Wiltz’s successor as president of Patterson Dental Supply. He served most recently as president of Patterson Technology Center, which provides the North American dental market with an expanding range of digital technology solutions, including clinical and practice management software and dental office networking. Kabbes was the founder and president of EagleSoft, Inc. a dental software company that Patterson acquired in 1997.

Wiltz, in his new capacity as president and chief operating officer, will be responsible for Patterson’s dental supply business, including printed office products and information technology. A member of Patterson’s board of directors, Wiltz has been with Patterson for over 30 years and was part of the management group that led Patterson’s buy-out from Beatrice Corporation in 1985.

Frechette commented: “By increasing the depth of Patterson’s senior management team, these organizational changes will further strengthen our focus on our largest business, the growing North American dental supply market. At the same time, our new management structure will enable me to devote additional time to long-range strategic issues and policy. I will continue to be responsible for our Webster Veterinary Supply unit.”

About Patterson Dental Company

Patterson Dental Company is a value-added distributor serving the North American dental supply and companion-pet veterinarian supply markets.

Patterson Dental Supply

As Patterson’s largest business, Patterson Dental Supply provides a virtually complete range of consumable dental products, clinical and laboratory equipment, and value-added services to dentists, dental laboratories, institutions and other healthcare providers throughout North America. Patterson Dental Supply, which is growing significantly faster than its market, has the largest direct sales force in the industry, totaling over 1,200 sales representatives and equipment/software specialists serving the United States and Canada.

Webster Veterinary Supply

Webster is the leading distributor of veterinary supplies to companion-pet veterinary clinics in the eastern United States and the third largest nationally. One of the most respected names in the veterinary supply industry, Webster is a value-added, full-service distributor of consumable supplies, equipment, diagnostic products, biologicals (vaccines) and pharmaceuticals.

This release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are information of a non-historical nature and are subject to risks and uncertainties that are beyond the Company’s ability to control. The Company cautions shareholders and prospective investors that the following factors, among others, may cause actual results to differ materially from those indicated by the forward-looking statements: competition within the dental and veterinary supply industries; changes in the economics of dentistry, including reduced growth in expenditures by private dental insurance plans, the effects of economic conditions and the effects of healthcare reform, which may affect future per capita expenditures for dental services and the ability and willingness of dentists to invest in high-technology products; changes in the economics of the veterinary supply market, including reduced growth in per capita expenditures for veterinary services and reduced growth in the number of households owning pets; the ability of the Company to maintain satisfactory relationships with its sales force; unforeseen operating risks; and risks associated with the dependence on manufacturers of the Company’s products. Forward-looking statements are qualified in their entirety by the cautionary language set forth in the Company’s filings with the Securities and Exchange Commission.

For additional information contact:

R. Stephen Armstrong Executive Vice President & CFO 651/686-1600	Richard G. Cinquina Equity Market Partners 212/461-7145 or 612/338-0810